Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

12 February 2026

raymond.ng@harneys.com

+852 5806 7883

065727-0001-RLN

APEX Global Solutions Limited

Asia Leading Chambers

Road Town, Tortola VG1110

British Virgin Islands

Dear Sir or Madam

APEX Global Solutions Limited (the Company)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement), including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to (a) the offering by the Company of 2,500,000 class A ordinary shares with no par value (the Class A Ordinary Shares) and (b) an option to issue up to 375,000 Class A Ordinary Shares to cover the over-allotment option to be granted to the underwriters (collectively, the IPO Shares) and (c) the offering by the Selling Shareholder(s) (as defined in the Registration Statement) of up to 1,250,000 Class A Ordinary Shares (the Selling Shares and together with the IPO Shares, the Shares).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1	Existence and Good Standing. The Company is a BVI business company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the British Virgin Islands. The Company is a separate legal entity and is subject to suit in its own name.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: M Chu | Y Fan | SG Gray | IC Groark | SO Karolczuk | PM Kay | MW Kwok

IN Mann | BP McCosker | R Ng | PJ Sephton

614957109.3

Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Dubai | Hong Kong | Jersey London | Luxembourg | Shanghai | Singapore harneys.com

2	Maximum Number of Authorized Shares. Based on our review of the M&A (as defined in Schedule 1), the Company is authorized to issue an unlimited number of shares, consisting of two classes of ordinary shares, Class A Ordinary Shares and class B ordinary shares with no par value each.

3	Valid Issuance of IPO Shares. The allotment and issuance of the IPO Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly allotted, issued, fully paid and non-assessable.

4	Sale of Selling Shares. The Selling Shares to be sold by the Selling Shareholder(s) are allotted and validly issued as fully paid and non-assessable shares, and there will be no further obligation on the holders of any of the Selling Shares to make any further payment to the Company in respect of such Selling Shares.

5	British Virgin Islands Law. The statements under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Description of Shares” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Harney Westwood & Reigels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	the certificate of incorporation of the Company and the certificate of change of name of the Company dated 5 July 2024 and 30 April 2025, respectively;

2	the amended and restated memorandum and articles of association of the Company filed on 30 April 2025 (the M&A);

3	the register of directors of the Company provided to us on 6 February 2026;

4	the register of members of the Company provided to us on 6 February 2026;

5	a copy of the unanimous written resolutions of the directors of the Company dated 15 August 2025 (the Resolutions);

6	a certificate of good standing in respect of the Company issued by the Registrar of Corporate Affairs dated 5 February 2026;

7	a certificate from a director of the Company dated 12 February 2026, a copy of which is attached hereto (the Director’s Certificate); and

8	the Registration Statement to be filed with the Commission on or about the date of this opinion,

(1 to 7 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Solvency. The Company was on the date of execution of the Underwriting Agreement able to pay its debts as they fall due, and entering into the Underwriting Agreement will not cause the Company to become unable to pay its debts as they fall due.

6	Resolutions. The written Resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director or shareholder (as the case may be), and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Execution. The Underwriting Agreement was either executed as a single physical document (whether in counterpart or not) in full and final form or, where Underwriting Agreement was executed by or on behalf of any company, body corporate or corporate entity, the relevant signature page was attached to such Underwriting Agreement by, or on behalf of, the relevant person or otherwise with such person’s express or implied authority.

8	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. To maintain the Company in good standing under the laws of the British Virgin Islands, it must pay its annual licence fees to the Registrar of Corporate Affairs, and comply with its mandated statutory obligations.

APEX Global Solutions Limited

incorporated in the British Virgin Islands

Company No. 2152650

(the Company)

Director’s Certificate

This certificate is given by the undersigned in his/her capacity as a duly authorised director of the Company to Harney Westwood & Riegels in connection with a legal opinion in relation to the Company (the Legal Opinion). Capitalised terms used in this certificate have the meaning given to them in the Legal Opinion.

1	Harney Westwood & Riegels may rely on the statements made in this certificate as a basis for the Legal Opinion.

2	I, the undersigned, am a director of the Company duly authorised to issue this certificate. Under the constitutional documents of the Company, the business and affairs of the Company are conducted by the board of directors of the Company.

3	I, the undersigned, confirm in relation to the Company that:

(a)	the unanimous written resolutions of the board of directors dated 15 August 2025 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(b)	the purchase price in respect of the Selling Shares has been paid in full; and

(c)	there is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from allotting and issuing the IPO Shares or otherwise performing its obligations under the Registration Statement.

You may assume that all of the information in this certificate remains true and correct unless and until you are notified otherwise in writing.

[Signature page to follow]

/s/ Goh Kwang Yong	Date: 12 February 2026
Name: Goh Kwang Yong
Director